EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 21, 2009, relating to our audit of the financial statements of UNR Holdings, Inc. as of December 31, 2008 and for the two years then ended appearing in the prospectus, which is a part of such Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Wiener, Goodman & Company, P.C.
Wiener, Goodman & Company, P.C.
Eatontown, New Jersey June 24, 2010